Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-124372 of Merrill Lynch Global Equity Opportunities Fund on Form N-1A of our report dated November 2, 2005 appearing in the Statement of Additional Information which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Princeton, New Jersey

November 2, 2005